Exhibit 4.6






                                STOCK PURCHASE WARRANT


                             TO PURCHASE COMMON STOCK OF



                                    COMPUMED, INC.

          VOID AFTER 5:00 P.M. NEW YORK TIME, ON DECEMBER 1, 1999
          WARRANT TO PURCHASE 200,000 SHARES OF COMMON STOCK.


                           WARRANT TO PURCHASE COMMON STOCK

                                          OF

                                    COMPUMED, INC.




          NO.    ITF 2
             ----------------

              This is to Certify that, FOR VALUE RECEIVED, First Geneva Holdings Inc., or permitted assigns ("Holder"),is entitled to purchase, subject to the provisions of this Warrant, from COMPUMED, INC., a Delaware corporation ("Company"), up to Two Hundred Thousand (200,000) shares of Common Stock, $.01 par value per share, of the Company ("Common Stock") at a price of $1.10 per share at any time during the period from the date hereof to December 1, 1999. The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for each share of Common Stock may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares" and the exercise price for each share of Common Stock in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price".

               (a) EXERCISE OF WARRANT. Subject to the provisions of Section (k) hereof, this Warrant may be exercised in whole or in part at any time or from time to time on or after the date hereof and until December 1, 1999, or if either such day is a day on which banking institutions in the State of New York are authorized by law to close, then on the next succeeding day which shall not be such a day, by presentation and surrender hereof to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Election To Purchase annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of Warrant Shares specified in such form. The payment shall be either a certified check payable to the Company or a wire transfer to the Company's account for the full Exercise Price of the Warrants being exercised. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable thereunder. Upon receipt by the Company of this Warrant at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder.

               (b) RESERVATION OF SHARES. The Company hereby agrees that at all times there shall be reserved for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of this Warrant.

               (c) LEGEND ON WARRANT SHARES. The Warrant and each certificate for Shares initially issued upon exercise of the Warrant, unless at the time of exercise such Shares are registered under the Securities Act of 1933, as amended (the "Securities Act"), shall bear the following legend:

                    "No sale, transfer, pledge or other
                    disposition of this Warrant or the Shares purchasable hereunder shall be made except pursuant to registration under the Securities Act of 1933, as amended, and registration or qualification under state securities laws or pursuant to an exemption from such registration. Sale, transfer, pledge and other disposition of this Warrant and such Shares is also restricted by that certain Warrant Agreement dated as of December 23, 1997."

                    Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution pursuant to a registration statement under the Securities Act of the securities represented thereby) shall also bear the above legend unless, in the case of the first sentence of such legend, the Company receives the opinion of counsel, satisfactory to the Company, that such legend is not required under the laws referred to.

               (d) FRACTIONAL SHARES. No fractional shares or script representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of a share, determined as follows:

                         (1)       If the Common Stock is listed on a
          national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the NASDAQ system, the current market value shall be the last reported sale price of the Common Stock on such exchange or system on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, the average closing bid and asked prices for such day on such exchange or system; or

                         (2) If the Common Stock is not so listed or admitted to unlisted trading privileges, the current market value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Warrant; or

                         (3) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be an amount, not less than book value thereof as at the end of the most recent fiscal year of the Company ending prior to the date of the exercise of the Warrant, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

               (e) EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other warrants of different denomination entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. This Warrant is not transferable except in compliance with the applicable federal securities laws. Subject to the provisions of Section (l), upon surrender of this Warrant to the Company at its principal office or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be cancelled. This Warrant may be divided or combined with the warrants which carry the same rights upon presentation hereof at the principal office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any Warrants into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenure and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

               (f) RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.

               (g) ANTI-DILUTION PROVISIONS. The Exercise Price and the number and kind of securities purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the happening of certain events as hereinafter provided. The Exercise Price in effect at any time and the number and kind of securities purchasable upon exercise of each Warrant shall be subject to adjustment as follows:

                    (1) In case the Company shall (i) pay a dividend or make a distribution on its share of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding Common stock into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Holder of this Warrant exercised after such date shall be entitled to receive the aggregate number and kind of shares which, if this Warrant had been exercised by such Holder immediately prior to such date, he would have owned upon such exercise and been entitled to receive upon such dividend, subdivision, combination or reclassification. For example, if the Company declares a 2 for 1 stock dividend or stock split and the Exercise Price immediately prior to such event was $4.00 per share, the adjusted Exercise Price immediately after such event would be $2.00 per share. Such adjustment shall be made successively whenever any event listed above shall occur.

                    (2) In case the Company shall hereafter issue rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price (or having a conversion price per share less than the current market price of the Common Stock as defined in Subsection (8) below) on the record date mentioned below, the Exercise Price shall be adjusted so that the same shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the date of such issuance by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding on the record date mentioned below and the number of additional shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered) would purchase at such current market price per share of the Common Stock, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding on such record date and the number of additional shares of Common Stock offered for subscription or purchase (or into which the securities so offered are convertible). Such adjustment shall be made successively whenever such rights or warrants are issued and shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights or warrants; and to the extent that shares of Common Stock are not delivered (or securities convertible into Common Stock are not delivered) after the expiration of such rights or warrants the Exercise Price shall be readjusted to the Exercise Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or securities convertible into Common Stock) actually delivered.

                         (3) In case the Company shall hereafter distribute to the holders of its Common Stock evidences of its indebtedness or assets (excluding evidences of its indebtedness or assets (excluding cash dividends or distributions and dividends or distributions referred to in Subsection (1) above) or subscription rights or warrants (excluding those referred to in Subsection (2) above), then in each such case the Exercise Price in effect thereafter shall be determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the current market price per share of Common Stock (as defined in Subsection (8) below), less the fair market value (as determined by the Company's Board of Directors) of said assets or evidences of indebtedness so distributed or of such rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such current market price per share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

                         (4) In case the Company shall issue shares of its Common Stock [excluding shares issued (i) in any of the transactions described in Subsection (1) above, (ii) upon exercise of options granted to the Company's employees under a plan or plans adopted by the Company's Board of Directors and approved by its shareholders, if such shares would otherwise be included in this Subsection (4), (but only to the extent that the aggregate number of shares excluded hereby and issued after the date hereof, shall not exceed ten (10%) percent of the Company's Common Stock outstanding at the time of any issuance, (iii) upon exercise of options and warrants outstanding at December 29, 1994, and this Warrant or similar warrants issued to Israel Trading Fund Ltd., and (iv) to shareholders of any corporation which merges into the Company, or is otherwise acquired by the Company or any of its affiliates, in proportion to their stock holding of such corporation immediately prior to such acquisition, upon such acquisition, or issued in a bona fide public offering pursuant to a firm commitment underwriting, but only if no adjustment is required pursuant to any other specific subsection of this Section (g) (without regard to Subsection (9) below) with respect to the transaction giving rise to such rights] for a consideration per share less than the current market price per share [as defined in Subsection (8) below] on the date the Company fixes the offering price of such additional shares, the Exercise Price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares and the number of shares of Common Stock which the aggregate consideration received [determined as provided in Subsection (7) below] for the issuance of such additional shares would purchase at such current market price per share of Common Stock, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after the issuance of such additional shares. Such adjustment shall be made successively whenever such an issuance is made.

                         (5)  In case the Company shall issue any
          securities convertible into or exchangeable for its Common Stock [excluding securities issued in transactions described in Subsections (2) and (3) above] for a consideration per share of Common Stock initially deliverable upon conversion or exchange of such securities [determined as provided in Subsection (7) below] less than the current market price per share [as defined in Subsection (8) below] in effect immediately prior to the issuance of such securities, the Exercise Price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such securities and the number of shares of Common Stock which the aggregate consideration received [determined as provided in Subsection (7) below] for such securities would purchase at such current market price per share of Common Stock, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such issuance and the maximum number of shares of Common Stock of the Company deliverable upon conversion of or in exchange for such securities at the initial conversion or exchange price of rate. Such adjustment shall be made successively whenever such an issuance is made.

                         (6) Whenever the Exercise Price payable upon exercise of each Warrant is adjusted pursuant to Subsections (1),
          (2), (3), (4) and (5) above, the number of Shares purchasable upon exercise of this Warrant shall simultaneously be adjusted by multiplying the number of Shares initially issuable upon exercise of this Warrant by the Exercise Price in effect on the date hereof and dividing the product so obtained by the Exercise Price, as adjusted.

                         (7)       For purposes of any computation
          respecting consideration received pursuant to Subsections (4) and
          (5) above, the following shall apply:

                              (A)       in the case of the issuance of
          shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

                              (B)       in the case of the issuance of
          shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of the Company irrespective of the accounting treatment thereof), whose determination shall be conclusive; and

                              (C)       in the case of the issuance of
          securities convertible into or exchangeable for shares of Common Stock, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion or exchange thereof [the consideration in each case to be determined in the same manner as provided in clauses (A) and
          (B) of this Subsection (7)].

                         (8) For the purpose of any computation under Subsections (2), (3), (4) and (5) above, the current market price per share of Common Stock at any date shall be deemed to be the average of the daily closing prices for 30 consecutive business days before such date. The closing price for each day shall be the last sale price regular way or, in case no such reported sale takes place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed, or if not listed or admitted to trading on such exchange, the average of the highest reported bid and lowest reported asked prices as reported by NASDAQ, or other similar organization if NASDAQ is no longer reporting such information, or if not so available, the fair market price as determined by the Board of Directors.

                         (9) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least five cents ($0.05) in such price; provide, however, that any adjustments which by reason of this Subsection (9) are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be amend hereunder. All calculations under this Section (g) shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this Section (g) to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the Exercise Price, in addition to those required by this Section
          (g), as it, in its sole discretion, shall determine to be advisable in order that any dividend or distribution in shares of Common Stock, subdivision, reclassification or combination of Common Stock, issuance of warrants to purchase Common Stock or distribution of evidences of indebtedness or other assets excluding cash dividends referred to hereinabove in this Section
          (g) hereafter made by the Company to the holders of its Common Stock shall not result in any tax to the holders of its Common Stock or securities convertible into Common Stock.

                         (10) Whenever the Exercise Price is adjusted, as herein provided, the Company shall promptly cause a notice setting forth the adjusted Exercise Price and adjusted number of Shares issuable upon exercise of each Warrant to be mailed to the Holder of this Warrant, at its last address appearing in the Warrant Register, and shall cause a certified copy thereof to be mailed to its transfer agent, if any. The Company may retain a firm of independent certified public accountants selected by the Board of Directors (who may be the regular accountants employed by the Company) to make any computation required by this Section
          (g), and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

                         (11) In the event that at any time, as a result of an adjustment made pursuant to Subsection (1) above, the Holder of this Warrant thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Subsections (1) to (9), inclusive above.

                         (12) Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon exercise of this Warrant, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the similar Warrants initially issuable pursuant to this Agreement.

               (h) OFFICER'S CERTIFICATE. Whenever the Exercise Price shall be adjusted as required by the provisions of the foregoing Section, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjusted Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of additional shares of Common Stock, if any, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the Holder.

               (i) NOTICES TO WARRANT HOLDERS. So long as this Warrant shall be outstanding, (i) if the Company shall pay any dividend or make any distribution upon the Common Stock or (ii) if the Company shall offer to the holders of Common Stock for subscription or purchase by them any share of any class or any other rights or (iii) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any such case, the Company shall cause to be mailed by certified mail to the Holder, at least fifteen days prior the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which
          (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

                    (j) RECLASSIFICATION, REORGANIZATION OR MERGER. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in case of any sale, lease or conveyance to another corporation of the property or Common Stock of the Company as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right thereafter by exercising this Warrant at any time prior to the expiration of the Warrant, to purchase the kind and amount of shares of stock and other securities receivable upon such reclassification, capital reorganization and other changes, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which might have been purchased upon exercise of this Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section (j) shall similarly apply to successive reclassifications, capital reorganizations and changes of shares and to successive consolidations, mergers, sales or conveyances. In the event that in connection with any such capital reorganization or reclassification, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of Subsection (1) of Section (h) hereof.

               (k)       REGISTRATION UNDER THE SECURITIES ACT OF 1933.

                         (1)       Unless in the opinion of Company's
          counsel the Warrant Shares may be sold or transferred without registration under the Securities Act, the Company shall advise the Holder of this Warrant or of the Warrant Shares or any then holder of Warrants or Warrant Shares (such persons being collectively referred to herein as "holders") by written notice at least twenty (20) days prior to the filing of any registration statement or post effective amendment thereto ("Registration Statement") under the Securities Act as defined in (c) covering securities of the Company (excluding a Registration Statement on Form S-4 or S-8 or otherwise covering shares issued upon an acquisition or reorganization or upon options, rights or otherwise to employees or others on a compensation basis or on a Form when the Warrant Shares are not eligible for inclusion), and will for a period of five years, commencing one year from the date hereof, upon the request of any such holder, which request must be received by the Company at least ten (10) days prior to the anticipated filing date of the Registration Statement as set forth in the aforementioned notice from the Company, include in any such Registration Statement such information as may be required to permit a public offering of the Warrant Shares, provided that the holders shall furnish the Company with such appropriate information (relating to the intentions of such holders) in connection therewith as the Company shall request in writing. The Company shall supply prospectuses, qualify the Warrant Shares for sale in such states as any such holder designates, provided such qualification does not require the Company to qualify as a foreign corporation or execute a general consent to service of process, and furnish indemnification in the manner as set forth in Subsection (2)(C) of this Section (k). Such holders shall furnish information and indemnification as set forth in Subsection (2)(C) of this Section (k).

                         (2)       The following provision of this Section
          (k) shall also be applicable:

                                   (A)       Following the effective date
          of such post-effective amendment or registration, the Company shall upon the request of any holder of Warrants and/or Warrant Shares forthwith supply such a number of prospectuses meeting the requirements of the Securities Act, as shall be requested by such holder to permit such holder to make a public offering of all Warrants and/or Warrant Shares form time to time offered or sold to such holder.

                                   (B)  The Company shall bear the entire
          cost and expense of any registration of securities initiated by it under Subsection (1) of this Section (k) notwithstanding that the Warrant and the Warrant Shares may be included in any such registration, excluding commissions and fees chargeable to the Warrant and the Warrant Shares. Any holder whose Warrants and/or Warrant Shares are included in any such registration statement pursuant to this Section (k) shall, however, bear the fees of his own counsel and any registration fees, transfer taxes or underwriting discounts or commissions applicable to the Warrant Shares sold by him pursuant thereto.

                                   (C)       The Company shall indemnify
          and hold harmless each such holder and each underwriter, within the meaning of the Securities Act, who may purchase from or sell for any such holder any Warrants and/or Warrant Shares from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereto or any registration statement under the Securities Act or any prospectus included therein required to be filed or furnished by reason of this Section (k) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished or required to the furnished in writing to the Company by such holder or underwriter expressly for use therein, which indemnification shall include each person, if any, who controls any such underwriter within the meaning of such Securities Act; provided,
                                                                 ---------
          however, that the Company shall not be obliged so to indemnify
          -------
          any such holder or underwriter or controlling person unless such holder or underwriter shall at the same time indemnify the Company, its directors, each officer signing the related registration statement and each person, if any, who controls the Company within the meaning of such Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or any prospectus required to be filed or furnished by reason of this Section (k) or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement or omission based upon information furnished in writing to the Company by any such holder or underwriter expressly for use therein.

                         (D) The making of any request for prospectuses shall not impose upon such holder making such request any obligation to sell any Warrants and/or Warrant Shares, or exercise any Warrants.

                         (E) Upon notification from the Company that the prospectus is in need of revision or upon the advice of counsel that no offers or sales of Warrant Shares should then be made under the Registration Statement, the holder shall (i) cease to offer or sell any Warrant Shares which must be accompanied by such prospectus, (ii) return all such prospectuses to the Company, if requested, and (iii) not offer or sell any Warrant Shares until provided with a current prospectus and the Company has given notification to resume offers and sales.

                         (F) The number of Warrant Shares, together with warrant shares under any other Warrants issued to the Holder for serving as a placement agent, to be included in any Registration Statement must have a market value of at least $250,000, based upon the market price of the Common Stock at the time the request for registration is made, which market price shall be calculated in accordance with Section (g)(8).

                         (G) If the Registration Statement includes shares of Common Stock to be offered by the Company through an underwriter, the Company and the underwriter may, at their discretion, require the holder to sell its Warrant Shares to or through such underwriter on substantially the same terms, or the underwriter may request that the Warrant Shares be excluded from the Registration Statement on the ground that the inclusion of the Warrant Shares would be detrimental to the underwritten offering in which event the offering of the Warrant Shares may be delayed for up to ninety (90) days from the initial effective date of the Registration Statement.

                         (H) The Company shall not be obligated to keep the Registration Statement effective for more than one hundred twenty (120) days from its initial effective date, plus a number of days equal to the number of days, if any, during which the holders right to offer and sell its Warrant Shares shall have been suspended pursuant to Paragraph (E) or shall have been delayed pursuant to Paragraph (G).

                         (I) The holder shall supply a reasonable number of prospectuses to any broker through which the holder makes sales and to inform such broker as to the number of Warrant Shares the holder is selling, and that such shares may be part of a distribution and, if so, that such broker may be subject to the provisions of Rule 10b-6 under the Securities Exchange Act of 1934, as amended (the Exchange Act ), until such time as such broker has completed the sale of all such Shares.

                         (J) The holder shall cancel any orders to sell and/or to reverse any sales of Warrant Shares as to which, in the reasonable belief of the Company and its counsel, such orders and/or sales were effected in violation of the Securities Act, the Exchange Act, or any applicable state securities laws.

                         (K) The holder shall furnish to the Company, not later than ten (10) days after the close of each calendar month during which the holder has sold any of its Warrant Shares, a report of the number of Warrant Shares sold during such month.

                    The Company's agreements with respect to Warrants or Warrant Shares in this Section (k) shall continue in effect regardless of the exercise and surrender of this Warrant.

               (l) TRANSFER TO COMPLY WITH THE SECURITIES ACT OF 1933. This Warrant or the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may not be sold or otherwise disposed of except as follows:

                         (1) To a person, in the opinion of counsel, satisfactory to the Company, is a person to whom this Warrant or Warrant Shares may legally be transferred without registration and without the delivery of a current prospectus under the Securities Act with respect thereto and then only against receipt of an agreement of such person to comply with the applicable provisions of law with respect to any resale or other disposition of such securities; or

                         (2)       To any person upon delivery of a
          prospectus then meeting the requirements of the Securities Act relating to such securities and the offering thereof for such sale or disposition; or

                         (3) Except as provided in Section (e), no transfer of the Warrant or Warrant Shares may be made pursuant to Subsections (1) or (2) above for a period of one year from the date hereof.

               (m)  NOTICES.   Any notice pursuant to this Agreement by the
          Company or by the Warrantholder shall be in writing and shall be deemed to have been duly given if delivered or mailed by certified mail five days after mailing, return receipt requested:

                    If to the Warrantholder:

                         First Geneva Holdings, Inc.
                         c/o Israel Trading Fund Ltd.
                         50 Broad Street
                         New York, New York

                    with a copy to:

                         Samuel M. Krieger, Esq.
                         Krieger & Prager, Esqs.
                         319 Fifth Avenue
                         New York, New York 10016

                    If to the Company:

                         COMPUMED, INC.
                         Suite 1000
                         1230 Rosecrans Avenue
                         Manhattan Beach, California  90266
                         ATT:  Chief Financial Officer

                    Each party hereto may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice in accordance herewith to the other party.

               (n) SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrantholder shall bind and inure to the benefit of their respective successors and permitted assigns hereunder.

               (o) APPLICABLE LAW. This Agreement shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be construed in accordance with the internal laws of said state.

                                                  COMPUMED, INC.


                                                  By: /s/ James Linesch
                                                     -----------------------
                                                      James Linesch,
                                                      President
          Dated:  December 24, 1997

                                    COMPUMED, INC.

                                 ELECTION TO PURCHASE
                                 --------------------


          COMPUMED, INC.
          Suite 1000
          1230 Rosecrans Avenue
          Manhattan Beach, California 90266

               The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant for, and to purchase thereunder, ___________ Shares provided for therein, and requests that certificates for the Shares be issued in the name of:

          _________________________________________________________________
          _________________________________________________________________
          _____________________________
          (Please Print Name, Address and Social Security Number)

          and, if said number of Shares shall not be all of the Shares purchasable under the Warrant, that a new Warrant certificate for the balance of the Shares purchasable under the within Warrant be registered in the name of the undersigned Warrantholder or his Assignee* as below indicated and delivered to the address stated below:

               The undersigned is simultaneously paying the purchase price by enclosing herewith a certified check or has arranged for a wire transfer.

               The undersigned acknowledges that if the Shares are not registered under the Securities Act of 1933, it will execute and deliver such documents as requested by the Company to fulfill the exemptions from such registration.

          Dated: __________________, 199__

          Name of Warrantholder or
               Assignee (Please Print): ___________________________________

               Address: ___________________________________________________

               Signature: _________________________________________________

               Signature Guaranteed: ______________________________________





          ______________________

          * The Warrant and the Warrant Agreement contain restrictions on sale, assignment or transfer of this Warrant.

          ** Note: The signature of this assignment must correspond with the name as it appears upon the face of the within Warrant certificate in every particular, without alteration or enlargement or any change whatever.

                   (TO BE SIGNED ONLY UPON ASSIGNMENT OF WARRANT)*





               FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

          _________________________________________________________________
          (Name and Address of Assignee must be Printed or Typewritten)

          the right to purchase Common Stock represented by this Warrant to the extent of ______ Shares as to which such right is exercisable, hereby irrevocably constituting and appointing ________________, Attorney to transfer said Warrant on the books of the Company, with full power of substitution in the premises.

          Dated: ___________________, 199__


                                        _______________________________**
                                        Signature of Registered Holder


                                        _______________________________
                                        Signature of Guarantor
          Signature Guaranteed:


          _______________________________________







          _____________________
          * The Warrant and the Warrant Agreement contain restrictions on sale, assignment or transfer of this Warrant.

          ** Note: The signature of this assignment must correspond with the name as it appears upon the face of the within Warrant certificate in every particular, without alteration or enlargement or any change whatever.